DEUTSCHE MORTGAGE SECURITIES, INC.
MORTGAGE LOAN TRUST, SERIES 2002-1                      [GRAPHIC OMITTED]
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                                                    COLLATERAL SUMMARY


Product                              First-lien, Fixed-Rate Jumbo 30 year
Amount                                                       $645,000,000                              +/- 5%
Settle                                                  December 30, 2002

Gross WAC                                                          6.532%                          +/- 10 bps
WAC Range
Servicing Fee                                                       0.25%
WAM                                                            355 months                        +/- 2 months

Weighted Average LTV                                                  68%                             Max +5%
Average Balance                                                  $460,000                         +/- $25,000

Full/Alt Documentation                                                85%                             Min -5%

Single Family/PUD                                                     98%                             Min -5%
Primary Residence                                                     98%                             Min -5%
Investor Properties                                                Max 2%

Weighted Average FICO                                                 740                              +/- 10

LTV > 80% and No MI                                                    0%

% State Concentration                                  Max 35% California

Delivery Variance                                                  +/- 5%

Approximate Subordination                                           3.25%                           +/- 0.25%

Expected Rating Agencies                                           2 of 3
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